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                                                                Public Relations
                                                                    MetLife Inc.
                                                               One MetLife Plaza
                                                        27-01 Queens Plaza North
                                                      Long Island City, NY 11101

For Immediate Release   News

[METLIFE LOGO]


     Contacts:      For Media:           John Calagna
                                         (212) 578-6252

                    For Investors:       Tracey Dedrick
                                         (212) 578-5140


                METLIFE DECLARES ANNUAL DIVIDEND ON COMMON STOCK

NEW YORK, October 25, 2005 - The board of directors of MetLife, Inc. (NYSE: MET) today declared an annual dividend for 2005 of $0.52 per common share payable on December 15, 2005 to shareholders of record as of November 7, 2005. This year's annual dividend represents a 13% increase from the 2004 annual dividend of $0.46 per common share.

MetLife, Inc. is a leading provider of insurance and other financial services to millions of individual and institutional customers throughout the United States. Through its subsidiaries and affiliates, MetLife, Inc. offers life insurance, annuities, automobile and homeowner's insurance and retail banking services to individuals, as well as group insurance, reinsurance and retirement and savings products and services to corporations and other institutions. Outside the U.S., the MetLife companies have direct insurance operations in Asia Pacific, Latin America and Europe. For more information, please visit www.metlife.com.

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